Exhibit 99.1

Polymer Group, Inc. 9335 Harris Corners Parkway Suite 300 Charlotte, NC 28269 www.polymergroupinc.com 704-697-5100

Polymer Group, Inc. Appoints Robert J. Kocourek to Chief Financial Officer

For Immediate Release

Thursday, April 10, 2008

[Charlotte, N.C.] — Polymer Group, Inc. (OTC Bulletin Board: POLGA; POLGB) (PGI) announced today that Robert J. Kocourek has been appointed chief financial officer of the company.  Kocourek previously served as vice president and chief accounting officer.

Kocourek, 54, brings over 30 years of experience to this position.  He joined PGI in May 2006 as vice president, corporate finance and treasurer.  For three years prior to joining the company, Kocourek had consulted with PGI, assisting on its Sarbanes-Oxley implementation as well as on other financial accounting and reporting projects.  From January 2001 through September 2003, Kocourek was employed by Unifi, Inc., a publicly traded textile manufacturer, and held the positions of director of planning and budgeting, treasurer, and vice president and chief financial officer.  Kocourek has over 10 years of public accounting experience with Coopers & Lybrand and Ernst & Young and has held senior positions in both public and privately held companies ranging from finance and accounting to chief executive officer.  Kocourek replaces Willis “Billy” C. Moore, III, chief financial officer of the company since 2003, who has decided to leave the company to pursue other interests.

“I am pleased that Bob has accepted the position and look forward to his continued contributions to the success of the company,” said Veronica “Ronee” Hagen, chief executive officer of PGI.  “Also, I would like to thank Billy Moore for the many contributions he made to PGI over the last four and a half years.  Under his financial leadership, we have significantly improved our balance sheet and developed disciplined processes related to cash management and capital investments that will continue to benefit the company in the future,” Hagen said.

“Bob’s professional experience and leadership qualities will allow him to excel in his new role as CFO and I would like to wish everyone associated with PGI continued success in the future,” said Moore.

Polymer Group, Inc., one of the world’s leading producers of nonwovens, is a global, technology-driven developer, producer and marketer of engineered materials. With the broadest range of process technologies in the nonwovens industry, PGI is a global supplier to leading consumer and industrial product manufacturers. The company operates 18 manufacturing and converting facilities in 8 countries throughout the world.

Safe Harbor Statement

Except for historical information contained herein, the matters set forth in this press release are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements speak only as of the date of this release.  Important factors that could cause actual results to differ materially from those discussed in such forward-looking statements include: general economic factors including, but not limited to, changes in interest rates, foreign currency translation rates, consumer confidence, trends in disposable income, changes in consumer demand for goods produced, and cyclical or other downturns; substantial debt levels and potential inability to maintain sufficient liquidity to finance the company’s operations and make necessary capital expenditures; inability to meet existing debt covenants; information and technological advances; changes in environmental laws and regulations; cost and availability of raw materials, labor and natural and other resources and the inability to pass raw material cost increases along to customers; changes in selling prices to customers which are based, by contract, on changes to an underlying index; domestic and foreign competition; reliance on major customers and suppliers; inability to achieve successful or timely start-up on new or modified production lines; achievement of objectives for strategic acquisitions and dispositions; and risks related to operations in foreign jurisdictions.  Investors and other readers are directed to consider the risks and uncertainties discussed in documents filed by Polymer Group, Inc. with the Securities and Exchange Commission, including the company’s Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q.

For further information, please contact:

Dennis Norman
Vice President — Strategic Planning & Communication
(704) 697-5186
normand@pginw.com